SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported): April 28,2003

                        First Citizens BancShares, Inc.
                        -------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                    0-16471                    56-1528994
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(State or other jurisdiction  (Commission       (IRS Employer Identification
      of incorporation)        File Number)                   Number)


3128 Smoketree Court; Raleigh, North Carolina                    27604
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(Addreess of principal exectuive offices)                       (Zip Code)


Registrant's phone number including area code:        919-716-7000
                                                 ------------------------------
Item 7.       Financial Statements and Exhibits.

(c)      Exhibits.   The following exhibit is being filed with this Report:

Exhibit No.      Exhibit Description
-----------      -------------------
    99            Copy of press release dated April 28, 2003



Item 9.  Regulation FD Disclosure (Being furnished under both Item 9 and
         Item 12).

     At Registrant's annual meeting of shareholders held on April 28, 2003, Registrant announced its results of operations for the quarter ended March 31, 2003. A copy of Registrant's press release issued following the annual meeting is attached as Exhibit 99 to this Report and is incorporated by reference into this Report.

                  Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Registrant's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             First Citizens BancShares, Inc.
                                             -------------------------------
                                                    (Registrant)

Date:    April 28, 2003                      By: /S/ Kenneth A. Black
                                                 ---------------------------
                                                 Kenneth A. Black
						 Vice President

For Immediate Release                        Contact:     Barbara Thompson
April 28, 2003                                            First Citizens Bank
                                                          (919) 716-2716


             FIRST CITIZENS REPORTS EARNINGS FOR FIRST QUARTER 2003

RALEIGH, N.C. - First Citizens BancShares Inc. (Nasdaq: FCNCA) reports earnings for the quarter ending March 31, 2003, of $18.3 million compared to $24.8 million for the corresponding period of 2002, a decrease of 26.3 percent, according to Lewis R. Holding, chairman of the board.

Per share income for the first quarter 2003 totaled $1.75 compared to $2.37 for the same period a year ago. First Citizens' current quarter results generated an annualized return on average assets of 0.62 percent and an annualized return on average equity of 7.61 percent, compared to respective returns of 0.86 percent and 11.25 percent for the same period of 2002.

The decline in net income for the first quarter was the result of reductions in net interest income and higher noninterest expenses. Net interest income decreased $8.1 million or 8.3 percent from the same period of 2002. The adverse impact of declining interest rates on the high levels of short-term, interest-sensitive liquidity more than offset the favorable impact of balance sheet growth. First Citizens consistently maintains a balance sheet structure that emphasizes liquidity. The taxable-equivalent yield on interest earning assets fell from 6.12 percent during the first quarter of 2002 to 4.95 percent during the first quarter of 2003, a 117 basis point reduction. Loan yields fell from 6.99 percent to 6.02 percent, while the taxable-equivalent yield on investment securities fell from 4.52 percent to 2.60 percent. The lower asset yields resulted from interest rate reductions triggered by the Federal Reserve Bank's reductions in key interest rates.

While the rate adjustments also led to lower rates on interest-bearing liabilities, the decrease in interest expense was less than the decrease in interest income. The rate on total interest-bearing liabilities fell from 2.64 percent during the first quarter of 2002 to 1.86 percent during the same period of 2003, a reduction of 78 basis points. As a result of the unfavorable impact of low market interest rates, the net yield on interest-earning assets fell from
3.81 percent during the first quarter of 2002 to 3.37 percent during 2003.

Noninterest expense was $111.3 million during the first quarter of 2003, an increase of $4.4 million or 4.1 percent. Salary expense increased $1.5 million or 3.1 percent over the same period of 2002. Employee benefits expense increased $942,000 or 8.9 percent over 2002, the continued result of higher pension costs. Equipment expense increased $1.4 million or 12.9 percent over the same period of 2002 due to higher software related costs.

Noninterest income was $56.4 million during the first quarter of 2003, a $2.2 million or 4.0 percent increase over the same period of 2002. Cardholder and merchant services income increased $1.4 million or 12.5 percent during 2003. Income from investment securities sales declined $1.3 million, primarily due to impairment losses recognized during 2003 on available-for-sale securities. Service charge income remained constant, while trust income declined from during 2002.

The provision for loan losses was $5.6 million during the first quarter of 2003, a reduction of $417,000 or 7.0 percent over the same period of 2002. The reduction in the provision for loan losses resulted from slightly lower loss estimates. Net charge-offs during the first quarter of 2003 totaled $4.7 million compared to $4.4 million during the first quarter of 2002. Net charge-offs in both periods represent 0.25 percent of average loans.

As of March 31, 2003, First Citizens had total assets of $12.39 billion. Two of BancShares' major subsidiaries are First Citizens Bank with 337 branches in North Carolina, Virginia and West Virginia, and Atlantic States Bank with 39 branches in Georgia and Florida. Atlantic States' western division, IronStone Bank, has branches in Texas and Arizona with plans to open this year in California. For more information, visit First Citizens' web site at firstcitizens.com.
                                                        ###


This news release may contain forward-looking statements. A discussion of factors that could cause First Citizens' actual results to differ materially from those expressed in such forward-looking statements is included in First Citizens' filings with the SEC.



                         CONDENSED STATEMENTS OF INCOME
                                                                                       Three Months Ended March 31
(thousands, except per share data; unaudited)                                                  2003             2002
-------------------------------------------------------------------------------------------------------------------------
Interest income                                                                            $131,074         $156,148
Interest expense                                                                             42,158           59,137
-------------------------------------------------------------------------------------------------------------------------
Net interest income                                                                          88,916           97,011
Provision for loan losses                                                                     5,563            5,980
-------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                                          83,353           91,031
Noninterest income                                                                           56,387           54,215
Noninterest expense                                                                         111,282          106,906
-------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                                   28,458           38,340
Income taxes                                                                                 10,164           13,516
-------------------------------------------------------------------------------------------------------------------------
Net income                                                                                  $18,294          $24,824
=========================================================================================================================
Taxable-equivalent net interest income                                                      $89,200          $97,382
=========================================================================================================================
Net income per share                                                                          $1.75            $2.37
Cash dividends per share                                                                      0.275            0.250
-------------------------------------------------------------------------------------------------------------------------
Profitability Information (annualized)
Return on average assets                                                                       0.62 %           0.86 %
Return on average equity                                                                       7.61            11.25
Taxable-equivalent net yield on interest-earning assets                                        3.37             3.81
-------------------------------------------------------------------------------------------------------------------------


                   CONDENSED BALANCE SHEETS
                                                                             March 31      December 31          March 31
(thousands, except per share data; unaudited)                                2003              2002             2002
-------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                  $753,578          $811,657         $709,757
Investment securities                                                   2,362,130         2,539,236        2,576,383
Loans                                                                   7,704,492         7,620,263        7,248,088
Reserve for loan losses                                                  (113,382)         (112,533)        (108,692)
Other assets                                                            1,681,923         1,373,267        1,322,442
-------------------------------------------------------------------------------------------------------------------------
Total assets                                                          $12,388,741       $12,231,890      $11,747,978
=========================================================================================================================
Deposits                                                              $10,594,380       $10,439,620       $9,872,979
Other liabilities                                                         810,726           824,979          967,092
Shareholders' equity                                                      983,635           967,291          907,907
-------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                            $12,388,741       $12,231,890      $11,747,978
=========================================================================================================================
Book value per share                                                       $93.95            $92.36           $86.63
Tangible book value per share                                               83.39             81.73            76.07
-------------------------------------------------------------------------------------------------------------------------


                  SELECTED AVERAGE BALANCES
                                                                                         Three Months Ended March 31
(thousands, except shares outstanding; unaudited)                                              2003             2002
-------------------------------------------------------------------------------------------------------------------------
Total assets                                                                            $12,054,717      $11,664,376
Investment securities                                                                     2,476,426        2,704,077
Loans                                                                                     7,642,673        7,207,757
Interest-earning assets                                                                  10,741,160       10,353,509
Deposits                                                                                 10,283,143        9,776,690
Interest-bearing liabilities                                                              9,173,567        9,073,637
Shareholders' equity                                                                        974,900         $894,689
Shares outstanding                                                                       10,472,065       10,481,661
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

                        ASSET QUALITY
                                                                             March 31      December 31          March 31
(dollars in thousands; unaudited)                                            2003              2002             2002
-------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                                          $16,988           $15,521          $17,735
Other real estate                                                           8,155             7,330           12,461
-------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                                                $25,143           $22,851          $30,196
=========================================================================================================================
Accruing loans 90 days or more past due                                    $7,349            $9,566          $11,012
Nonperforming assets to gross loans plus other real estate                   0.33 %                 % 0.30      0.42 %
Reserve for loan losses to gross loans                                       1.47              1.48             1.50
Net charge-offs to average total loans (annualized)                          0.25              0.29             0.25
-------------------------------------------------------------------------------------------------------------------------


                     CAPITAL INFORMATION
                                                                             March 31      December 31          March 31
(dollars in thousands; unaudited)                                            2003              2002             2002
-------------------------------------------------------------------------------------------------------------------------
Tier 1 capital                                                         $1,112,607        $1,096,537       $1,038,574
Total capital                                                           1,222,490         1,204,142        1,142,933
Risk-weighted assets                                                    8,275,456         8,123,321        7,868,529
Tier 1 capital ratio                                                        13.44 %           13.50 %          13.20 %
Total capital ratio                                                         14.77             14.82            14.53
Leverage capital ratio                                                       9.30              9.17             8.99
-------------------------------------------------------------------------------------------------------------------------
2002 data has been restated to reflect the adoption of Statement of Financial
Accounting Standards No. 147, which was adopted during the fourth quarter of
2002 with a retroactive effective date of January 1, 2002.








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